CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 24, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                             ONLINE PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                       333-69270                 22-3774845
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)

              1048 Irvine Avenue #176, Newport Beach, CA92660, USA
               (Address of principal executive offices (zip code))

                                 44-190-385-9398
              (Registrant's telephone number, including area code)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

We are currently negotiating a purchase of our wholly owned subsidiary, Communications Field Services, Inc. ("CFS"), by Roger Henley, our former Chief Executive, Chief Financial Officer and President, so that the Company may pursue other opportunities. Mr Henley has chosen to pursue other interests resultant upon the fact that the Company has determined to cease commercial operations at CFS due our inability to secure funding needed to operate the business of CFS.

As of the date of this filing, no definitive agreement has been reached with Mr. Henley. Online Processing, Inc. is in the process of reviewing several new business opportunities with the intention to maximize shareholders' interest. The Company is looking at possible business acquisitions in North America and internationally.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On June 24, 2003, Online Processing, Inc. accepted the resignation of Roger Henley as its Chief Executive Officer, President and Chief Financial Officer and as a director of the Company effective immediately. Mr. Henley has chosen to pursue other interests resultant upon the fact that the Company has determined to cease commercial operations at our subsidiary company CFS due our inability to secure funding needed to operate the business of CFS.

The Board of Directors has designated Peter Bowthorpe as its Chief Executive Officer and Chief Financial Officer until the Board designates his successor.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


ONLINE PROCESSING, INC.

By:      /s/ Peter Bowthorpe
         -----------------------
         Peter Bowthorpe
         Chief Executive Officer

Dated:  June 24, 2003









                                       2